EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference into Registration Statement No. 333-107253 and No. 33-80408 on Form S-8 of AptarGroup, Inc., of our report dated June 7, 2006, appearing in this Annual Report on Form 11-K of the AptarGroup, Inc. Profit Sharing and Savings Plan for the year ended December 31, 2005.
/s/Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Oak Brook, Illinois
June 26, 2006